UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	000-6529	83-0214692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (307) 237-9330

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title
99.1	Presentation materials.

Item 9. Regulation FD Disclosure.

     Double Eagle Petroleum Co. intends to present or distribute the materials attached as Exhibit 99.1 from time to time on and after June 8, 2004. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information in this report (including the exhibit) shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This report does not constitute a determination of whether any information included in this report is material.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2004	DOUBLE EAGLE PETROLEUM CO.

	By:	/s/ Stephen H. Hollis

Stephen H. Hollis,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
Exhibit 99.1	Presentation materials.